UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Anika Therapeutics, Inc.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Notice of Annual Meeting of Stockholders to be Held on June 18, 2013

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Anika Therapeutics, Inc. ("Anika" or the "Company"), a Massachusetts corporation, will be held at the Company’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts on Tuesday, June 18, 2013, at 11:30 a.m. local time for the following purposes:

1.
To elect two (2) Class II directors nominated by the Board of Directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To consider and approve an amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year;

4.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and

5.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two (2) Class II directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on April 19, 2013 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com by following the instructions on the Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card in the enclosed envelope. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the Company’s Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Regardless of the number of shares you own, your vote is important.

In addition to their availability at www.proxyvote.com, the Company’s Proxy Statement and a form of proxy, together with its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are available for viewing, printing and downloading at http://www.anikatherapeutics.com/proxy2013.

By Order of the Board of Directors,

Sylvia Cheung
Chief Financial Officer & Secretary

Bedford, Massachusetts

April 23, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS INDICATED ABOVE. YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THE COMPANY’S PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

2013 Proxy

Anika Therapeutics, Inc.
32 Wiggins Avenue
Bedford, Massachusetts 01730

Proxy Statement for
The Annual Meeting of Stockholders
To Be Held on Tuesday, June 18, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of Anika Therapeutics, Inc. (“Anika Therapeutics,” the “Company,” “we,” “us,” or “our”), a Massachusetts corporation, for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, 32 Wiggins Avenue, Bedford, Massachusetts 01730 on Tuesday, June 18, 2013, at 11:30 a.m. local time and at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.
To elect two (2) Class II directors nominated by the Board of Directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To consider and approve an amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year;

4.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers; and

5.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two (2) Class II directors nominated by the Board of Directors and does not include any other matter relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

This proxy statement, the accompanying notice of Annual Meeting, the form of proxy and Anika Therapeutics’ Annual Report are first being made available to stockholders on or about April 23, 2013. Our Annual Report, however, is not a part of the proxy solicitation materials. The Board of Directors has fixed the close of business on April 19, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 13,996,250 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock as of the close of business on the record date will be entitled to one vote per share.

This year, pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have again elected to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to certain of our stockholders (excluding those stockholders who previously have requested that they receive electronic or paper copies of our proxy materials). Stockholders have the ability to access our proxy materials on the website referred to in the Notice or to request a printed set of our proxy materials at no charge. Instructions on how to access our proxy materials over the Internet and to request a printed copy of our proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of our Annual Meeting.

You may vote via the Internet at www.proxyvote.com by following the instructions in the Notice you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. You may also vote via telephone by visiting www.proxyvote.com and following the instructions on the website or, if you have requested the proxy materials by mail, by following the instructions on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously voted by telephone or via the Internet or returned a proxy card by mail. If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; (c) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or (d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders’ instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted (i) “for” the election of the nominees for director listed in this proxy statement, (ii) "for" the amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan, (iii) "for" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year and (iv) “for” approval of the resolution regarding compensation of the Company’s Named Executive Officers.  If other matters are validly presented, proxies will be voted in accordance with the discretion of the persons named as proxies.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your common stock is held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted (a “non-vote”), the broker, bank or other nominee may in certain circumstances, but is not required to, vote the shares in their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares in its own discretion. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to approve the election of directors, except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes. For each other matter before the Annual Meeting, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on such proposals.

Proposal 1 (election of directors) requires the affirmative vote of a plurality of votes cast by the holders of Common Stock entitled to vote at the election. In a plurality election, votes may only be cast “for” or “withheld;” votes that are “withheld” from the nominees will not be voted in favor of the election of such nominees. For each of Proposal 2 (approve the amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan), Proposal 3 (the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2013 fiscal year) and Proposal 4 (advisory vote regarding the compensation of the Company’s Named Executive Officers), the affirmative vote of the holders of a majority of shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required. With respect to each of Proposal 2, Proposal 3, and Proposal 4, stockholders may vote “for,” “against” or “abstain.”

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to be held on June 18, 2013: This proxy statement, a form of proxy, and our Annual Report to Stockholders are available at http://www.anikatherapeutics.com/proxy2013. In addition, directions to the 2013 Annual Meeting of Stockholders are also available at http://www.anikatherapeutics.com/proxy2013.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting. Dr. Bower and Mr. Thompson serve as Class I Directors with a term of office expiring at the 2015 Annual Meeting. Messrs. Land and Moran serve as Class II Directors with a term of office expiring at the 2013 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2014 Annual Meeting.

Messrs. Land and Moran are our Board of Directors’ nominees for election to the Board of Directors at the Annual Meeting. The Class II Directors will be elected to hold office until the 2016 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of Anika Therapeutics, to elect Messrs. Land and Moran as Class II Directors. If any of the Class II Directors becomes unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Vote Required

The election of a director requires the affirmative vote of a plurality of votes cast by the holders of common stock entitled to vote at the election. In a plurality election, votes may only be cast “for” or “withheld;” votes that are “withheld” from the nominees will not be voted in favor of the election of such nominees. This means that the two persons receiving the highest number of “for” votes will be elected as directors.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES OF THE BOARD AS DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE.

Information Regarding the Directors

The following table sets forth the name of each director, including the nominees for Class II Director, his age and the year in which he became a director of Anika Therapeutics, Inc.

Director Name	Age	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	74	1993	2015
Jeffery S. Thompson	47	2011	2015
Class II Directors:
Raymond J. Land	68	2006	2013
John C. Moran	60	2006	2013
Class III Directors:
Steven E. Wheeler	66	1993	2014
Charles H. Sherwood, Ph.D.	66	2002	2014

Dr. Bower joined the Board of Directors of Anika Therapeutics in February 1993 and has served as lead director since April 2005.  Since 2008, he has been the Baker Foundation Professor of Business Administration at Harvard Business School, and prior to 2008, he was the Donald Kirk David Professor of Business Administration.  Dr. Bower also serves as a director of Loews Inc., the New America High Income Fund and Sonesta International Hotels Corporation. During the past five years, Dr. Bower also served as a director of the TH Lee Putnam EOP Fund. Dr. Bower brings to the Board more than three decades of experience in corporate governance and management, during which he has written books and taught these subjects at the Harvard Business School. Additionally, he has consulted with numerous organizations on problems of strategy and organizational development, including strategic planning and succession planning. As a result, we believe he is well suited for his roles as lead director and as chair of our Compensation Committee.

Mr. Thompson joined Anika’s Board of Directors in January 2011. He is a Partner for HealthEdge Investment Partners, LLC (“HealthEdge”), a Tampa, Florida based private equity firm that provides strategic capital exclusively in the healthcare industry. Mr. Thompson currently serves as President, CEO, and Chairman of Enaltus, Inc., a Suwanee, Georgia based company specializing in unique skincare solutions, and as a Director for Infinity HomeCare, LLC, the LifeSync Corporation, and Advanced-Bio-Technologies, Inc. Prior to joining HealthEdge, he served as a Director and the Chief Operating Officer for Stiefel Laboratories, Inc., the world’s largest independent pharmaceutical company specializing in dermatology. Prior to his COO role, he was Stiefel’s Senior Vice President U.S. Business Services and President of Glades Pharmaceuticals. Earlier in his career, Mr. Thompson held sales and business management positions at Bausch & Lomb Pharmaceuticals and SmithKline Beecham. Mr. Thompson is a graduate of the University of Pittsburgh. Mr. Thompson’s qualifications for membership on the Company’s Board include his prior experience in running a pharmaceutical company and his knowledge of the medical device industry, which provides our Board of Directors with product and business development perspectives and insight.

Mr. Land became a member of Anika Therapeutics’ Board of Directors in January 2006. He also serves as Chairman of the Board of BioAmber, Inc., a privately held company developing chemicals from renewable feedstocks, and a Director and Chairman of the Audit Committee of Mountain View Pharmaceuticals, Inc., a privately held company specializing in biopharmaceuticals. In 2010, Mr. Land retired as the Senior Vice President and Chief Financial Officer of Clarient, Inc. (CLRT), an advanced molecular diagnostics company. From June 2007 to May 2008, he was the Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc. (SFE), a venture capital firm. Prior to Safeguard Scientifics, Inc., Mr. Land held executive management and Chief Financial Officer positions at Medcenter Solutions, Inc., a global pharmaceutical marketing company where he was also a Board member and Orchid Cellmark (ORCH), a leading provider of identity of DNA testing services. Mr. Land previously served as Senior Vice President and Chief Financial Officer for Genencor International, Inc. (GCOR), a diversified biotechnology company focusing on bioproducts and healthcare, from 1997 until its acquisition in April 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for West Pharmaceutical Services, Inc. (WST). Previously, Mr. Land was with Campbell Soup Company, Inc. (CPB) where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, he was with Coopers and Lybrand for nine years. Mr. Land is a Certified Public Accountant and has a degree in accounting and finance from Temple University. Mr. Land's qualifications for membership on the Company's Board include his extensive prior experience as chief financial officer at several companies, including several in the life science industry. He serves as the Chairman and designated financial expert on the Audit Committee.

Mr. Moran joined the Board of Directors of Anika Therapeutics in December 2006. Mr. Moran was President, Chief Executive Officer, and Chairman of the Board of Core Essence Orthopaedics from 2009 to 2011. From 1997 to 2009, he was a private investor in a number of companies, mostly in the medical devices field. From 1990 to 1997, Mr. Moran served as the first President of Synthes Spine, a division of Synthes (USA), the leading skeletal fixation company in the world. Synthes Spine designs, manufactures and distributes implants and instruments for spinal disorders.  During Mr. Moran’s six-year tenure as President of Synthes Spine, sales grew from less than $1 million to more than $60 million annually.  Mr. Moran also serves as a director of Paradigm Spine LLC and is Chairman of the Board of Core Essence Orthopaedics. Mr. Moran received a Bachelor’s Degree from the University of Notre Dame, and holds a Master’s degree in business administration from the Harvard Business School. Mr. Moran’s qualifications for membership on the Company’s Board include his prior experience in running an orthopedic division and his knowledge of the medical device industry, which provides our Board of Directors with product and business development perspectives and insight.

Mr. Wheeler is President of Wheeler & Co., a private investment firm. He joined the Board of Directors of Anika Therapeutics in 1993. He is also currently a Director of Bariston Partners LLC, PingTone Communications, Inc. and HFF, Inc. Between 1993 and 1996, he was Managing Director and a Director of Copley Real Estate Advisors and President, Chief Executive Officer and a Director of Copley Properties, Inc., a publicly traded real estate investment trust. From 1991 to 1993, he was Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio. Earlier, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a Bachelor’s Degree in engineering from the University of Virginia, a Master’s Degree in nuclear engineering from the University of Michigan and a Master’s Degree in business administration from the Harvard Business School. Mr. Wheeler brings to our Board a broad understanding of business and finance matters, as well as 20 years of experience with the Company as a member of its Board.

Dr. Sherwood was appointed Chief Executive Officer of Anika Therapeutics in March 2002. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics’ Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000 and Vice President of Process Development and Engineering beginning in April 1998. Dr. Sherwood served as a consultant to Anika Therapeutics from January 1998 to April 1998. From 1995 to 1997, Dr. Sherwood was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995, Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where Dr. Sherwood had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and an M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

 The Board’s Role in Risk Oversight

The role of our Board of Directors in our Company’s risk oversight process includes receiving reports from management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the Company so that it can understand risk identification, risk management and risk mitigation strategies. When a committee receives a report from management, the Chairman of said committee reports on its review to the full Board. This enables the Board and its committees to coordinate the risk oversight role. Our Board of Directors also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions, and regular periodic reports from our Company’s independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls and financial reporting. As part of its charter, the Audit Committee discusses with management and our independent registered public accounting firm significant risks and exposures and the steps management has taken to minimize those risks.

Board Leadership Structure

Dr. Bower serves as the Lead Director of the Company. Separating the Lead Director role and the Chief Executive Officer role allows our Chief Executive Officer to focus on strategic management of the day-to-day business of the Company, while allowing the Lead Director to focus on leading our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Lead Director, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as the Lead Director, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence.

Corporate Governance, Board Matters and Committees

The Board of Directors has determined that each of its incumbent members, except for Dr. Sherwood, is “independent” within the meaning of director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”) and the SEC. The Board of Directors based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the directors.

Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors, committees of the Board of Directors and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

Anika Therapeutics’ Board of Directors met five (5) times during 2012. No director attended less than 80% of the aggregate of: (1) the total number of Board meetings, and (2) the total number of meetings held by all committees on which such director served. Our Annual Meeting of Stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the then current directors attended the 2012 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

●	Audit Committee;

●	Compensation Committee; and

●	Governance and Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The Audit Committee has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can find links to these materials in the corporate governance section of our website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee. The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower, and Mr. Moran. Messrs. Land and Moran and Dr. Bower served on the Audit Committee throughout 2012. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication. In addition, the Board of Directors has determined that Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are, among other things, to (1) oversee the accounting and financial reporting processes of Anika Therapeutics and the audits of its financial statements, (2) take or recommend that the Board of Directors take appropriate action to oversee the qualifications, independence and performance of Anika Therapeutics’ independent registered public accounting firm, and (3) prepare an Audit Committee report as required by the SEC to be included in Anika Therapeutics’ annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate Anika Therapeutics’ independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method and result of the audit of our books and records and to report the same to the Board of Directors and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure their independence.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with Anika Therapeutics’ independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met nine (9) times during 2012.

Compensation Committee. The current members of the Compensation Committee are Dr. Bower, as Chairperson, Mr. Thompson, and Mr. Wheeler, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Thompson and Wheeler and Dr. Bower served on the Compensation Committee throughout 2012. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board’s responsibilities relating to the development and implementation of Anika Therapeutics’ compensation programs which provide incentives that further Anika Therapeutics’ long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Anika Therapeutics’ Chief Executive Officer, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of Anika Therapeutics’ officers other than the Chief Executive Officer, (3) overseeing Anika Therapeutics’ overall compensation programs, including granting awards under Anika Therapeutics’ Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Second Amended 2003 Plan”), and (4) preparing a report on executive compensation to be included in Anika Therapeutics’ annual proxy statement. The Board of Directors has approved a written charter for the Compensation Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Compensation Committee met six (6) times during 2012.

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are Mr. Wheeler, as Chairperson, and Messrs. Moran and Land, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Messrs. Wheeler, Moran and Land served on the Governance and Nominating Committee throughout 2012. The Governance and Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership, and (2) identifying, evaluating and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Governance and Nominating Committee is responsible for annually reviewing and recommending to the Board of Directors compensation for non-employee directors and evaluating the performance of the Company’s Chief Executive Officer and each member of the Board. The Board of Directors has approved a written charter for the Governance and Nominating Committee, a current copy of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Governance and Nominating Committee met five (5) times during 2012.

When considering candidates for director, the Governance and Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Governance and Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which Anika Therapeutics operates. The Company has adopted a retirement policy providing that directors will not be nominated for election to the Board of Directors after their 75th birthday. While the Company does not have a formal diversity policy, the Governance and Nominating Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance and Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Governance and Nominating Committee.

The Governance and Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Governance and Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Governance and Nominating Committee and conduct such inquiries as it deems appropriate. The Governance and Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Stockholders wishing to suggest a candidate for director should write to the Governance and Nominating Committee c/o Chief Executive Officer at Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730 and include:

●	The name and address of record of the stockholder;

●
A representation that the stockholder is a record holder of Anika Therapeutics’ common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act;

●
The name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full years of the proposed director candidate;

●
A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

●	A description of all arrangements or understandings between the stockholder and the proposed director candidate;

●
The written consent of the proposed director candidate (1) to be named in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders filed pursuant to the rules of the SEC, and (3) to serve as a director if elected at such annual meeting; and

●	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Governance and Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and such other sources as it deems appropriate, including stockholders. The Governance and Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Directors

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s) c/o Chief Executive Officer, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Executive Officer will be forwarded promptly to the appropriate addressee(s).

Code of Business Conduct

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our Board of Directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics in order to clarify, disseminate, and enforce this policy. The Code of Business Conduct and Ethics applies to all of our officers, directors and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics can be viewed on the investor relations section of our website at www.anikatherapeutics.com under “Corporate Governance.” Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this proxy statement.

Transactions with Related Persons

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Anika Therapeutics’ business interests. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of Anika Therapeutics complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing.

In 2012, there were no related party transactions, except as follows: In connection with the acquisition of Anika Therapeutics S.r.l., formerly Fidia Advanced Biopolymers, (“Anika S.r.l.”) by Anika on December 30, 2009, we entered into a series of operating agreements with Fidia Farmaceutici S.p.A. (“Fidia”), Anika S.r.l.’s former parent entity. The agreements included a lease of laboratory, office, and warehouse space from Fidia, the supply of products and raw materials by Fidia, provision of services by Fidia, and promotion by Fidia of Anika S.r.l.'s products in Italy. The promotion agreement for Anika S.r.l.’s products in Italy was terminated in February of 2012 due to Fidia’s non-performance of its contractual minimums under the agreement. Please see Note 17 to the consolidated financial statements contained in the Company's Annual Report on Form 10-K filed on March 13, 2013 for further details.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 31, 2013, by:

●	Each director;

●	Each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption “Executive Compensation;”

●	Each other person which is known by us to beneficially own 5% or more of our common stock; and

●	All current directors and executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, MA 01730.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock Outstanding (2)
Joseph L. Bower	33,254	(3)	*
Raymond J. Land	28,529	(4)	*
John C. Moran	31,459	(5)	*
Jeffery S. Thompson	19,549	(6)	*
Steven E. Wheeler	92,334	(7)	*
Charles H. Sherwood, Ph.D.	918,810	(8)	6.31%
Kevin W. Quinlan	144,564	(9)	1.02%
Frank Luppino	192,229	(10)	1.36%
All current directors and current executive officers as a group (8 persons)	1,460,728	(11)	9.78%
Other Principal Stockholders:
Fidia Farmaceutici S.p.A. Via Ponte della Fabbrica 3/A Abano Terme (PD), CAP 35031 Italy	1,981,192	(12)	14.16%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, Texas, 78746	846,764	(13)	6.05%
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts, 02210	745,653	(14)	5.33%

*	Indicates less than 1%.

(1)
The number of shares deemed beneficially owned includes shares of common stock beneficially owned as of March 31, 2013. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options and stock appreciation rights held by the person in question refers to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)
The number of shares deemed outstanding includes 13,996,250 shares of common stock outstanding as of March 31, 2013, plus restricted stock granted and any shares subject to outstanding stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013, held by the person or persons in question.

(3)
This amount includes (i) 8,284 shares of restricted stock units and 6,115 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013, and (ii) 2,000 shares owned by Dr. Bower’s spouse. The shares of restricted stock units are unvested and will be fully vested if the director leaves the Company in good standing.  On December 26, 2012, 100,000 shares previously owned by Dr. Bower were transferred to two multigenerational trusts for the benefit of Dr. Bower's adult children. Dr. Bower retains no control over the trusts, and disclaims any beneficial ownership of these shares.

(4)
This amount includes 8,284 shares of restricted stock units and 7,810 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2013. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(5)
This amount includes 8,284 shares of restricted stock units and 6,040 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2013. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(6)	This amount includes 9,203 shares of restricted stock units. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(7)
This amount includes 8,284 shares of restricted stock units and 6,115 shares subject to stock appreciation rights that are exercisable within 60 days of March 31, 2013. The shares of restricted stock units are unvested shares and will be fully vested if the director leaves the Company in good standing.

(8)	This amount includes 560,030 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013.

(9)	This amount includes 117,452 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013.

(10)	This amount includes 186,250 shares subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013.

(11)
This amount includes 42,339 shares of restricted stock units and 889,812 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable within 60 days of March 31, 2013.

(12)
Such information is provided based upon information contained in the Schedule 13G filed jointly by Fidia, P&R S.p.A. ("P&R"), and Fiore Holding S.r.l. ("Fiore") with the SEC on February 3, 2012. Fidia has both voting and investment power with respect to 1,981,192 of the shares of common stock of the Company. However, P&R, which owns a majority of the outstanding equity of Fidia, and Fiore, which owns a majority of the outstanding equity of P&R, may each be deemed to control Fidia and share voting and investment power with respect to such common stock of the Company. Each of P&R and Fiore disclaims beneficial ownership of the shares of the Company’s common stock beneficially owned by Fidia. P&R’s address is Via Milano n. 186, Garbagnate Milanese (MI), Italy CAP 20024; Fiore’s address is Via Principe Amedeo n.3, Milano (MI), Italy CAP 20121.

(13)
Such information is provided based on an amended Schedule 13G filed with the SEC on behalf of Dimensional Fund Advisors LP on February 11, 2013. Dimensional Fund Advisors LP has sole voting power with respect to 832,328 shares and sole dispositive power with respect to 846,764 shares.

(14)
Such information is provided based on an amended Schedules 13G filed with the SEC on behalf of Wellington Management Company, LLP and Wellington Trust Company, NA on February 14, 2013. Wellington Management Company, LLP and Wellington Trust Company have shared voting and disposition power with respect to these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Exchange Act requires that Anika Therapeutics’ officers, directors and persons who own more than 10% of Anika Therapeutics’ common stock file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Officers, directors and persons who beneficially own more than 10% of Anika Therapeutics’ common stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To Anika Therapeutics’ knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 2012, no officer, director or person who owns more than 10% of Anika Therapeutics’ outstanding shares of common stock failed to file such reports on a timely basis.

 EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually at a regular meeting held immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified unless they sooner resign or are removed from office. There are no family relationships between any of our directors, director nominees or executive officers.

The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics. It is anticipated that each of these officers will be re-appointed by the Board of Directors following the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	66	President and Chief Executive Officer
Frank Luppino	44	Chief Operating Officer
Sylvia Cheung	38	Chief Financial Officer, Treasurer and Secretary

Dr. Sherwood’s biography is included above in the section titled “Information Regarding the Directors.”

Mr. Luppino was appointed Chief Operating Officer of Anika in May 2009.  Previously, Mr. Luppino served as Vice President of Operations at Bionostics from 2007 to 2009. From 2003 to 2007, he served as Anika's Vice President of Operations. Mr. Luppino began his Anika career in 1999, and held several positions of increasing responsibility in the operations area. Prior to Anika, Mr. Luppino was Regional Manager for AAC Consulting Group, a firm serving the pharmaceutical and medical device industries. From 1992 to 1998, he was Regional Manager for Raytheon Engineers and Constructors. Mr. Luppino holds a BS degree in chemical engineering from Lehigh University.

Ms. Cheung was appointed Chief Financial Officer, Treasurer and Secretary of Anika effective April 1, 2013. Ms. Cheung served as the Company’s Vice President of Strategic Processes in 2012, and she served as General Manager for the Company’s Italy-based subsidiary, Anika Therapeutics S.r.l. from 2010 to 2011. Ms. Cheung originally joined the Company as its Controller in 2005 and, in addition to fulfilling financial responsibilities as Controller, she led the Company’s integration of Anika S.r.l. subsequent to its acquisition in 2009. Prior to joining Anika, she held a series of progressively responsible financial management positions at Transkaryotic Therapies, Inc. From 1995 to 2000, Ms. Cheung worked for PricewaterhouseCoopers, LLP as an Audit Senior Associate with a focus in technology companies. Ms. Cheung holds a bachelor’s of business administration in accounting from the University of Massachusetts in Amherst, a master’s in business administration from Boston University, and is a Certified Public Accountant (inactive).

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of the 2012 compensation for the Anika Therapeutics executive officers identified in the Summary Compensation Table hereunder. We refer to these individuals as the named executive officers, or “NEOs.” The Compensation Committee of the Board of Directors oversees all decisions regarding the compensation of the NEOs, including base salary, annual bonuses, equity incentives, perquisites, and other agreements and arrangements.

Philosophy and Process

The overall objective of Anika Therapeutics’ executive compensation policy is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its stockholders. The Compensation Committee approves Anika Therapeutics’ compensation policies and oversees Anika Therapeutics’ overall compensation program. The Compensation Committee believes that to accomplish these objectives the compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon Anika Therapeutics’ business progress, financial performance, and the performance of Anika Therapeutics’ common stock.

In considering compensation for Anika Therapeutics’ executive officers, the Compensation Committee relies primarily on the Company’s financial performance, an assessment of the individual’s performance and contribution to Anika Therapeutics development and achievements, in addition to quantitative factors such as general compensation trends. In this regard, the Compensation Committee periodically reviews surveys of executive compensation and information concerning compensation at similarly situated companies. In completing its analysis, the Compensation Committee reviewed competitive data compiled from a peer group comprised of 8 companies of similar size and related businesses, consisting of Exactech Inc., Harvard Bioscience, Inc., Immunogen Inc., Kensey Nash Corporation, OBAGI Medical Products, Inc., Quidel Corporation,  Xoma Corporation, and RTI Biologics, Inc.  The Company also reviewed market data from the  2011 Radford U.S. Global Life Sciences Executive Survey (the “Radford Survey”) covering over 500 companies. While the Compensation Committee does not determine compensation based on formulaic criteria, it does seek to achieve an overall compensation level approximating the industry median. In December 2012, the Compensation Committee utilized the services of Aon Consulting and approved a new peer group of 17 companies.  This new peer group was focused on commercial companies, comprising biopharmaceuticals and medical device companies.  The following is the composition of the peer group.

Biopharmaceutical companies: AMAG Pharmaceuticals, Inc., Astex Pharmaceuticals, Inc., Cornerstone Therapeutics, Inc., Dyax Corp., Immunomedics, Inc., OBAGI Medical Products, Inc., POZEN, Inc., Sucampo Pharmaceuticals, Inc., Vical Incorporated, and Zogenix, Inc.
Medical device companies: AtriCure, Inc., CryoLife Inc., Cynosure, Inc., Exactech Inc., Harvard Bioscience Inc., Palomar Medical Technologies, Inc., and RTI Biologics, Inc.

With respect to financial performance, the Company began 2012 with a budget based on its core business, including the business of Anika S.r.l., with the knowledge that there were events that could impact the achievement of the budgeted goals. These events included the continued efforts to gain U.S. approval of MONOVISC, the completion of our Bedford, MA manufacturing facility’s full approval, transfer of Anika S.r.l.’s gel-based production from Italy to Bedford, MA, and the ongoing development of the Anika S.r.l. business, among others. The Compensation Committee agreed it would review actual developments and determine executive compensation based on actual performance and achievements.

Components of Compensation

The principal components of Anika Therapeutics’ compensation policy for its executive officers are base salary, cash bonuses, and equity based grants. Decisions regarding each component are made independent of any other component.

Base Salary.  The primary component of compensation for Anika Therapeutics’ executive officers is base salary. Base salary levels for Anika Therapeutics’ executive officers are determined based upon an evaluation of a number of factors, including the individual’s level of responsibility, experience, performance and competitive market practices as determined by Anika Therapeutics’ analysis of management compensation surveys, and a review of other published data relating to executive compensation, including peer group data, and taking into account any contractual obligations. Salaries are reviewed on an annual basis.

Cash Bonus.  The second principal component of Anika Therapeutics’ compensation policy for executive officers consists of discretionary cash bonuses. The Compensation Committee considers the achievement of financial results, organizational development, business and technical development, and contribution to increasing shareholder value in its discretion to determine the amounts and timing of the bonuses. Historically, cash bonuses for the most recently completed year are awarded contemporaneously with annual compensation reviews for the subsequent year. Bonuses are prorated in the year of hire. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, as well as special performance bonuses in exceptional circumstances, and any contractual obligations. Bonuses are not determined based on a formula, but rather by taking into account both Company and individual performance as a whole.

After the completion of the year (2012), the Compensation Committee, with the assistance of the Chief Executive Officer, reviewed the Company’s performance, as well as the individual performance of each NEO. Accomplishments that factored into the bonus and equity awards for 2012 included the full approval of our Bedford, MA manufacturing facility by the FDA and other pertinent regulatory authorities; the completion of the transfer of Anika S.r.l. gel-based production from Italy to Bedford, MA, the restructuring of Anika S.r.l.’s tissue engineering business which we expect will provide future savings and allow us to focus on products and technologies with strong commercial potentials; exceeding 2012’s budget for consolidated net income; delivering double-digit percentage growth for top and bottom line from 2011; and extending the JNJ Agreement with Depuy Mitek for our ORTHOVISC product through December 2018, among other factors. In the Compensation Committee's opinion, these accomplishments more than offset the areas in which the Company made less progress than originally anticipated in its budget from the beginning of 2012, including delays in the FDA’s approval of MONOVISC (collectively, the "2012 Results"). For 2012, the Compensation Committee determined that the Company made excellent overall progress.

Equity Based Grants.  The third principal component of Anika Therapeutics’ compensation policy for executive officers consists of grants under the Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Second Amended 2003 Plan”). Under this plan, executive officers may be granted stock options or other forms of equity securities such as stock appreciation rights (“SARs”) and performance-based restricted stock. The equity component of Anika Therapeutics’ compensation policy provides the opportunity for Anika Therapeutics’ executive officers to be compensated based upon increases in the market price of Anika Therapeutics’ common stock. The Compensation Committee has delegated to the Company’s Chief Executive Officer the ability to make grants to non-officer employees under the Second Amended 2003 Plan.  Effective April 11, 2013, the Chief Executive Officer can grant up to an annual maximum of 30,000 shares per individual and 150,000 shares per year in the aggregate, provided any such grants comply with all existing plan and statutory requirements.

Compensation of Chief Executive Officer.  In 2012, Dr. Sherwood’s annual salary was $505,447. In determining the compensation for Dr. Sherwood in 2012, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2011. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational accomplishments of Anika Therapeutics for 2012 including his leadership and contributions to the 2012 Results, in February 2013, the Compensation Committee awarded Dr. Sherwood a cash bonus of $303,438 (approximately 100% of his target bonus).

The Compensation Committee also factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the total beneficial ownership of Anika Therapeutics represented by the Chief Executive Officer’s “in-the-money” stock options as compared to the holdings of other comparably situated Chief Executive Officers, based on data from the Radford Survey.

Compensation of Chief Financial Officer.  In 2012, Mr. Quinlan’s annual salary was $288,753. In determining the compensation for Mr. Quinlan in 2012, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2011. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Financial Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational achievements of Anika Therapeutics for 2012, including his contributions to the 2012 Results, in February 2013, the Compensation Committee awarded Mr. Quinlan a cash bonus of $115,566 (approximately 100% of his target bonus).

Compensation of Chief Operating Officer.  In 2012, Mr. Luppino’s annual salary was $326,327. In determining the compensation for Mr. Luppino in 2012, the Compensation Committee evaluated corporate, individual and organizational accomplishments by Anika Therapeutics in 2011. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Operating Officers in comparably sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies, and data from the Radford Survey.

In recognition of the corporate, individual and organizational achievements of Anika Therapeutics for 2012, including his contributions to the 2012 Results, in February 2013, the Compensation Committee awarded Mr. Luppino a cash bonus of $102,851 (approximately 70% of his target bonus).

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to Anika Therapeutics’ Chief Executive Officer and to each of the other two most highly compensated executive officers, to the extent such compensation exceeds $1 million per person. There is an exemption from the $1 million limit for performance-based compensation that meets certain requirements.   For this purpose, certain awards made under the Second Amended 2003 Plan qualify as performance-based compensation. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board’s or the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.  Considering Anika Therapeutics’ current compensation plans and policies, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation.  The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

Agreements with Named Executive Officers

On October 17, 2008, the Company entered into Employment Agreements (individually, the “Employment Agreement” and collectively, the “Employment Agreements”) with each of Dr. Charles H. Sherwood, Ph.D., President and Chief Executive Officer of the Company, and Kevin Quinlan, Chief Financial Officer of the Company. On September 10, 2009, the Company entered into an Employment Agreement with Mr. Frank Luppino, Chief Operating Officer of the Company. (collectively, the “Senior Executives”) Base salaries for the Senior Executives are subject to annual review by either the Board of Directors or the Compensation Committee, and did not change as a result of the Employment Agreements. In addition, the Senior Executives are subject to confidentiality, non-disclosure, non-competition, non-solicitation, assignment, and arbitration provisions. Effective December 8, 2010, the Company entered into amendments to the Employment Agreements with the above Senior Executives to include certain technical amendments to bring such agreements into compliance with Section 409A of the Code and the regulations thereunder.

Historically, the Company has entered into employment agreements providing severance benefits with senior executives to be competitive with its peer group, for retention purposes, and to attract well qualified and talented executives. In exchange for such severance protection, our senior executives have agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation provisions. We believe that these agreements are fair to the executives and to our stockholders because these agreements provide relatively modest severance in exchange for the negative covenants which protect us.

Contract of Chief Executive Officer

In addition to his base salary in existence at the time of the agreement, Dr. Sherwood is eligible to receive cash incentive compensation, with a target bonus equal to 60% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Dr. Sherwood, or the Company, Dr. Sherwood would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company’s employee benefit plans.

Subject to certain conditions, upon an involuntary termination by the Company of Dr. Sherwood’s employment without “cause” (as defined in his Employment Agreement) or a voluntary termination of employment by him for “good reason” (as defined in his Employment Agreement), Dr. Sherwood would be entitled to receive a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year and would be eligible to continue to participate in the Company’s group health, dental and vision program for 18 months. If Dr. Sherwood’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in his Employment Agreement) and such termination is made by him for “good reason” or by the Company without “cause,” (i) Dr. Sherwood would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to two times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Dr. Sherwood’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Dr. Sherwood would be eligible to continue to participate in the Company’s group health, dental and vision program for 24 months, subject to certain conditions.

 Under the terms of his Employment Agreement with the Company, Dr. Sherwood would receive a gross-up payment that, on an after-tax basis, is equal to the taxes imposed on the severance payments under his Employment Agreement in the event any payment or benefit to the executive is considered an “excess parachute payment” and subject to an excise tax under the Code. Notwithstanding the foregoing, the amount of gross-up payment that Dr. Sherwood would be entitled to receive is limited to $500,000.

Contract of Chief Financial Officer

In addition to his base salary in existence at the time of the agreement, Mr. Quinlan is eligible to receive cash incentive compensation, with a target bonus equal to 40% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Mr. Quinlan, or the Company, Mr. Quinlan would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company’s employee benefit plans.

Subject to certain conditions, upon an involuntary termination by the Company of Mr. Quinlan’s employment without “cause” (as defined in the Employment Agreement) or a voluntary termination of employment by him for “good reason” (as defined in the Employment Agreement), Mr. Quinlan would be entitled to receive a severance amount equal to his current base salary for the then current fiscal year and would be eligible to continue to participate in the Company’s group health, dental and vision program for 12 months. If Mr. Quinlan’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in the Employment Agreement) and such termination is either by him for “good reason” or by the Company without “cause,” (i) Mr. Quinlan would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year, (ii) all of Mr. Quinlan’s stock options and stock-based awards would immediately accelerate and become fully exercisable or non-forfeitable as of the effective date of such change in control, and (iii) Mr. Quinlan would be eligible to continue to participate in the Company’s group health, dental and vision program for 18 months, subject to certain conditions.

Under the terms of his Employment Agreement, Mr. Quinlan would be subject to a modified economic cutback in the event any payment or benefit to him is considered an “excess parachute payment” and subject to an excise tax under the Code.

On January 22, 2013, Anika announced that Mr. Quinlan would be leaving the Company effective March 31, 2013 to pursue other professional responsibilities. On February 22, 2013, Anika Therapeutics, Inc. and Mr. Quinlan entered into a separation agreement (the “Separation Agreement”) in connection with his departure as the Company’s Chief Financial Officer. Pursuant to the Separation Agreement, among other items, Mr. Quinlan will receive his base salary for twelve months following the Termination Date on the Company's regular payroll schedule, subject to applicable tax withholdings. The Company will continue providing medical and dental coverage for Mr. Quinlan until the earliest of (i) March 31, 2014, or (ii) the date Mr. Quinlan becomes eligible for group medical care coverage through other employment. Mr. Quinlan will be eligible for COBRA continuation coverage after March 31, 2014 to the extent eligibility conditions are met. Mr. Quinlan will receive an extended exercise period for 88,750 shares of vested equity awards through December 31, 2013.

Contract of Chief Operating Officer

In addition to his base salary in existence at the time of the agreement, Mr. Luppino is eligible to receive cash incentive compensation, with a target bonus equal to 45% of his annual base salary. Pursuant to the terms of the Employment Agreement, upon any termination, whether due to death, disability, or for any reason by Mr. Luppino, or the Company, Mr. Luppino would be entitled to any accrued benefits, including any earned but unpaid base salary and incentive compensation, unpaid expense reimbursements, accrued but unused vacations, and any vested benefits under the Company’s employee benefit plans.

Subject to certain conditions, upon an involuntary termination by the Company of Mr. Luppino’s employment without “cause” (as defined in the Employment Agreement) or a voluntary termination of employment by him for “good reason” (as defined in the Employment Agreement), Mr. Luppino would be entitled to receive a severance amount equal to his current base salary for the then current fiscal year and would be eligible to continue to participate in the Company’s group health, dental and vision program for 12 months. If Mr. Luppino’s termination of employment occurs within 3 months prior to or within 12 months after a “change in control” (as defined in the Employment Agreement) and such termination is either by him for “good reason” or by the Company without “cause,” (i) Mr. Luppino would be entitled to receive, in lieu of the severance amount described above, a severance amount equal to 1.5 times the sum of his current base salary and target annual bonus for the then current fiscal year, and (ii) Mr. Luppino would be eligible to continue to participate in the Company’s group health, dental and vision program for 18 months, subject to certain conditions.

Under the terms of his Employment Agreement, Mr. Luppino would be subject to a modified economic cutback in the event any payment or benefit to him is considered an “excess parachute payment” and subject to an excise tax under the Code.

 Second Amended and Restated 2003 Stock Option and Incentive Plan

In 2003, Anika Therapeutics adopted the 2003 Stock Option and Incentive Plan to provide incentives to officers, employees, non-employee directors and other key persons. In 2009, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Amended 2003 Plan which was approved by the stockholders on June 5, 2009. In 2011, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Second Amended 2003 Plan”), which was approved by the stockholders on June 7, 2011. The Second Amended 2003 Plan is administered by the Compensation Committee of the Board of Directors, which, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. The Second Amended 2003 Plan provides that in the event of a “change of control”, as defined in the Second Amended 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. At December 31, 2012, a total of 1,793,685 options and SARs were outstanding under the Second Amended 2003 Plan at a weighted average exercise price of $8.30, and the total number of remaining shares of common stock available for future grants was 763,145. See section entitled “Option Grants and Plan Awards in 2012” for information regarding grants in 2012 to our NEOs.

Risk Considerations in our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Anika Therapeutics, Inc. (“Compensation Committee”) has reviewed and discussed with the Company’s management the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2013 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the committee:

Joseph L. Bower, Chairman	Jeffery S. Thompson	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

 EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation information in respect of our NEOs for the year ended December 31, 2012, comprised of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Stock Awards ($) (2)	All Other Compensation ($) (3)		Total ($)

Charles H. Sherwood, Ph.D.	2012	$505,447	$303,438	$-	$-	$32,592	(4)	$841,477
President and Chief	2011	$489,254	$404,600	$535,320	$-	$50,781	(4)(5)	$1,479,955
Executive Officer	2010	$465,978	$214,000	$304,450	$-	$30,842	(4)	$1,015,270
Kevin W. Quinlan(6)	2012	$288,753	$115,566	$-	$-	$17,252		$421,571
Former Chief Financial	2011	$280,187	$120,000	$212,393	$-	$28,804	(5)	$641,384
Officer	2010	$274,535	$65,000	$76,113	$-	$17,247		$432,895
Frank Luppino,	2012	$326,327	$102,851	$-	$-	$13,220		$442,398
Chief Operating Officer	2011	$315,769	$142,650	$307,137	$-	$13,137		$778,693
	2010	$285,000	$90,000	$167,448	$-	$13,045		$555,493

(1)	The amounts in this column represent discretionary bonuses earned in the indicated year, but paid in January or February of the following year.

(2)
The amounts in this column reflect the grant date fair value computed with respect to the stock plan awards issued for the purchase of our common stock, made during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 10 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012 for certain assumptions made in the valuation of stock and option awards.

(3)	Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to Anika Therapeutics’ Employee Savings and Retirement Plan (401(k) plan).

(4)	Includes reimbursement of life insurance premium of $11,115 in 2012 and 2011, respectively, and $10,165 in 2010.

(5)	Amount includes a payment for accrued vacation earned but not taken.

(6)	Mr. Quinlan departed the Company effective March 31, 2013.

Option Grants and Plan Awards in 2012

There were no grants of equity awards made to the NEOs during the year ended December 31, 2012. The June 7, 2011 awards granted to the NEOs were performance-based stock options vesting in three installments. The first one-third vested on March 2, 2012, the date on which the achievement level of the performance criteria was certified by the Compensation Committee, with the remaining two installments vesting on January 1, 2013 and 2014, respectively.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The compensation paid to the named executive officers includes salary and bonus. See additional information regarding the salary, bonus and equity incentive compensation of our named executive officers, as well as a discussion of their employment agreements, under “Compensation Discussion & Analysis” above.

 Outstanding Equity Awards at December 31, 2012

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2012.

	Outstanding Equity Awards at December 31, 2012
	Option Awards					Stock Awards
								Equity Incentive Plan Awards
Name	Number of Securities Underlying Exercisable Options (1)	Number of Securities Underlying Unexercisable Options (1)		Option Exercise Price	Option Expiration Date	Number of Unvested Shares or Units of Stock	Market Value of Unvested Shares or Units of Stock	Number of Unearned and Unvested Shares, Units, or Other Rights	Market or Payout value of Unearned and Unvested Shares, Units, or Other Rights
Charles H. Sherwood	25,000	50,000	(*)	$6.99	6/07/2021	-	-	-	$-
	23,750	71,250		$6.98	1/18/2021	-	-	-	$-
	50,000	50,000		$6.36	1/26/2020	-	-	-	$-
	61,500	20,500		$3.05	3/02/2019	-	-	-	$-
	57,530	-	(*)	$10.99	1/31/2018	-	-	-	$-
	49,000	-		$12.36	12/14/2016	-	-	-	$-
	49,000	-		$10.51	1/26/2016	-	-	-	$-
	50,000	-		$8.71	2/10/2015	-	-	-	$-
	100,000	-		$9.22	12/18/2013	-	-	-	$-
	465,780	191,750

Kevin W. Quinlan	12,500	25,000	(*)	$6.99	6/07/2021	-	-	-	$-
	7,500	22,500		$6.98	1/18/2021	-	-	-	$-
	12,500	12,500		$6.36	1/26/2020	-	-	-	$-
	22,500	7,500		$3.05	3/02/2019	-	-	-	$-
	20,570	-	(*)	$10.99	1/31/2018	-	-	-	$-
	13,000	-		$12.36	12/14/2016	-	-	-	$-
	6,500	-		$10.51	1/26/2016	-	-	-	$-
	75,000	-		$11.24	7/11/2015	-	-	-	$-
	170,070	67,500

Frank Luppino	12,500	25,000	(*)	$6.99	6/07/2021	-	-	-	$-
	15,000	45,000		$6.98	1/18/2021	-	-	-	$-
	27,500	27,500		$6.36	1/26/2020	-	-	-	$-
	65,000	25,000		$5.01	5/26/2019	-	-	-	$-
	120,000	122,500

(1)
Includes options and SARs Equity Awards with the first vesting date starting on the first anniversary of the grant date and continuing on each subsequent anniversary until the equity award is fully vested. The grant date of each equity award is ten years prior to its expiration date. Except for three year vesting noted by an asterisk (*), all vesting periods are over four years.

 Equity Awards Exercises and Stock Vested

The following table provides information regarding options exercised and stock awards vested for the NEOs during the year ended December 31, 2012.

	Option Exercises and Stock Awards Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Charles H. Sherwood, Ph.D.	90,000	$731,652	-	$-
Kevin W. Quinlan	-	$-	-	$-
Frank Luppino	5,979	$74,511	-	$-

Potential Payments Upon Termination or Change in Control

The NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis section under “Agreements with Named Executive Officers” and “Second Amended and Restated 2003 Stock Option and Incentive Plan.” The following table provides estimates of the potential payments and other post-termination benefits the NEOs would receive assuming a change in control occurred and/or their employment was terminated as of December 31, 2012:

		Termination Without Cause	Termination Upon Change in Control (1) (2)	Change in Control without Termination or Death or Disability (1)
Charles H. Sherwood, Ph.D.	Salary Continuation	$758,171	$1,010,894	$-
	Additional Cash Payment	454,903	606,536	-
	Equity Awards Vesting	-	880,285	880,285
	Health Care Benefits	19,709	26,278	-
		$1,232,783	$2,523,993	$880,285

Kevin W. Quinlan(3)	Salary Continuation	$288,753	$433,130	$-
	Additional Cash Payment	-	173,252	-
	Equity Awards Vesting	-	358,439	358,439
	Health Care Benefits	13,139	19,709	-
		$301,892	$984,530	358,439

Frank Luppino	Salary Continuation	$326,327	$489,491	$-
	Additional Cash Payment	-	220,271	-
	Health Care Benefits	13,139	19,709	-
		$339,466	$729,471	$-

(1)
The indicated values for the accelerated vesting of stock options reflect the number of option shares which would vest on an accelerated basis, multiplied by the excess, if any, of the $9.94 closing price for the Company’s common stock as reported by NASDAQ on December 31, 2012 over the applicable exercise price for each option.

(2)
According to the terms of a change in control agreement between the Company and its Chief Executive Officer, in the event Dr. Sherwood becomes subject to the excise taxes imposed by Section 4999 of the Code, he would be entitled to a gross-up payment of up to $500,000. According to the terms of change in control agreements between the Company and its Chief Financial Officer and Chief Operating Officer, all payments otherwise due to these NEOs would be subject to a modified economic cutback.

(3)
In connection with Mr. Quinlan’s departure from the Company effective March 31, 2013, Mr. Quinlan entered into a separation agreement with the Company.  Please see the section “Agreements with Named Executive Officers – Contract of Chief Financial Officer” for a disclosure of the material terms of his agreement.

Directors’ Compensation

Cash Compensation.  For 2012, each non-employee director of Anika Therapeutics received a director’s fee of $20,000. Each committee member is also entitled to annual retainers per the following schedule:

	Audit	Compensation	Governance and Nominating
Committee Chairman	$10,000	$8,000	$6,000
Committee Members	$5,000	$4,000	$3,000

In addition, each non-employee director was paid $1,500 for each Board meeting, and $1,000 for each committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board received no additional compensation for attending any committee meeting held in connection with a meeting of the Board.

The Lead Director received an additional retainer of $15,000 in compensation for services as Lead Director.

Equity Compensation.  The Board of Directors approved a grant of 3,296 restricted stock units to each non-employee director of the Company, valued at $29,994 under the Second Amended 2003 Plan, based on the fair market value of the Company’s stock on January 25, 2012, the date of grant for the existing directors. The restricted stock units granted to each non-employee director in 2012 vest in three equal yearly installments from the date of grant. Annually, each non-employee director shall be eligible for an annual grant of equity awards in an amount approximately equal to $30,000, which shall vest in three or four equal yearly installments from the date of grant, as may be determined by the Board of Directors.

The following table summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2012.

					Aggregate Number of Shares Outstanding
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)	Options	Restricted Stock Units
Joseph L. Bower	$60,500	$29,994	$-	$90,494	6,115	10,752
Raymond J. Land	$44,000	$29,994	$-	$73,994	7,810	10,752
John C. Moran	$36,500	$29,994	$-	$66,494	6,040	10,752
Jeffery S. Thompson	$28,500	$29,994	$-	$58,494	-	9,666
Steven E. Wheeler	$40,500	$29,994	$-	$70,494	6,115	10,752

(1)
An amount of 3,296 restricted stock units were awarded per director on January 25, 2012, based on the closing price of $9.10 per share, and which vest annually in three equal installments, starting on January 25, 2013. The amounts in this column reflect the grant date fair value computed with respect to the restricted stock units, made during the indicated year in accordance with ASC Topic 718. See the information appearing in Note 10 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2012 for certain assumptions made in the valuation of these restricted stock unit awards.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee as of December 31, 2012 consisted of Dr. Bower, Mr. Thompson and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

During the fiscal year ended December 31, 2012, none of our executive officers served as: (i) a member of the Compensation Committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. During the years 2002 through 2012, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. PwC is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol.1 Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC its independence in relation to the Company, and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Anika Therapeutics’ audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Raymond J. Land, Chairman	Joseph L. Bower	John C. Moran

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT, EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

PROPOSAL 2:

APPROVAL OF AN AMENTMENT TO THE SECOND AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors, upon recommendation of the Compensation Committee, has adopted an amendment to the Company’s Second Amended and Restated 2003 Stock Option and Incentive Plan (as amended, the "Amended Plan") for officers, employees, non-employee directors and other key persons of Anika Therapeutics and its subsidiaries, subject to the approval of the Amended Plan by our stockholders. The Amended Plan , if approved by our stockholders,will amend the Company's Second Amended and Restated 2003 Stock Option and Incentive Plan (the "Second Amended 2003 Plan").

The Amended Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the Amended Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

Summary of the Material Features of the Amendment

The material features of the Amended Plan as proposed to be amended are:

Increase in shares available. At present we are authorized to grant equity-based awards under the Second Amended 2003 Plan for up to 3,150,000 shares of common stock. As of March 31, 2013, we had options with respect to 1,243,482 shares outstanding, stock appreciation rights with respect to 750,960 shares outstanding, and restricted stock with respect to 42,339 shares outstanding, and 420,228 shares available for future grants under the Second Amended 2003 Plan.

Based on our current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the Second Amended 2003 Plan in order to enable us to continue to achieve our objectives. Therefore, as contemplated in the Amended Plan, the maximum number of shares of common stock for which we may grant awards under the Amended Plan will be increased by 650,000 shares from 3,150,000 to 3,800,000 shares. The additional shares constitute approximately 5% of the 13,977,876 shares of common stock that were outstanding on March 31, 2013. The additional 650,000 shares, together with the existing 420,228 shares available as of March 31, 2013, are expected to provide us with a sufficient number of available shares of common stock to make awards under the Amended Plan for the foreseeable future.

Determining Number of Shares Available; Full Value Shares. The Amended Plan provides that for the purposes of determining the number of shares available for issuance under the Amended Plan, the grant of any full value award (i.e., an award other than an option or a stock appreciation right) after June 18, 2013 shall be deemed an award of one and one half (1.5) shares for each share subject to such full value award.

The Amended Plan will continue to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee, in its discretion, may grant stock-based awards (including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights) to officers, employees, non-employee directors and other key persons under the Amended Plan. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of our common stock that can be issued under the Amended Plan would be 3,800,000 shares. Based solely on the closing price of the Company's common stock as reported by the NASDAQ on March 31, 2013 and the 1,070,228 shares that would have been available for award as of that date (assuming that the Amended Plan was effective as of such date), the aggregate market value of the common stock that could potentially be issued under the Amended Plan is approximately $15.5 million. The shares issued by Anika Therapeutics under the Amended Plan may be authorized but unissued shares, or shares reacquired by Anika Therapeutics. To the extent that awards under the Amended Plan do not vest or otherwise revert to Anika Therapeutics, the shares of common stock represented by such awards may be the subject of subsequent awards.

 Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended Plan to a "Covered Employee" (as defined in the Internal Revenue Code of 1986 (the "Code")) qualify as "performance-based compensation" under Section 162(m) of the Code, the Amended Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on assets, return on equity, or return on investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and with respect to any Award that is not intended to be a Performance-Based Award, such criteria as may be determined by the Administrator. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 400,000 shares for any performance cycle and options or stock appreciation rights with respect to no more than 400,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $1,000,000 for any performance cycle.

Summary of the Second Amended and Restated 2003 Stock Option and Incentive Plan, as Amended

The following description of certain features of the Amended Plan, if approved by our stockholders, is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Plan that is attached hereto as Appendix A.

Amended Plan Administration. The Amended Plan provides for administration by a committee of not fewer than two non-employee directors (the "Administrator"), as appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. In addition, the Administrator may not re-price outstanding options or cancel stock options or stock appreciation rights for cash without prior stockholder approval, other than to appropriately reflect changes in the capital structure of Anika Therapeutics. The Administrator may delegate to our Chief Executive Officer the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. All full-time and part-time officers, employees, non-employee directors and other key persons of Anika Therapeutics and its subsidiaries are eligible to participate in the Amended Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the Amended Plan is currently approximately 120 persons. The Administrator will use its discretion to select individuals to participate in the Amended Plan who are responsible for, or contribute to, the management, growth or profitability of the Company.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 400,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, deferred stock or performance shares granted to an individual is intended to qualify as "performance based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 400,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1,000,000. In addition, no more than 3,800,000 shares will be issued in the form of incentive stock options.

Effect of Awards. For purposes of determining the number of shares available for issuance under the Amended Plan, the grant of any “full value award” (i.e., a restricted stock award, deferred stock award, unrestricted stock award or performance share) after June 18, 2013 shall be deemed an award of one and one half (1.5) shares for each share subject to such full value award. For purposes of determining the number of shares available for issuance under the Amended Plan, the grant of any option or stock appreciation right shall be deemed an award of one (1) share for each share subject to such option or stock appreciation award.

Stock Options. Options granted under the Amended Plan may be either incentive stock options ("Incentive Options") (within the meaning of Section 422 of the Code) or non-qualified stock options ("Non-Qualified Options"). Incentive Options may be granted only to employees of Anika Therapeutics or any subsidiary. Options granted under the Amended Plan will be Non-Qualified Options if they (1) fail to qualify as Incentive Options, (2) are granted to a person not eligible to receive Incentive Options under the Code, or (3) otherwise so provide. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons. No more than 3,800,000 shares of common stock may be issued in the form of Incentive Options.

Other Option Terms. The Administrator has authority to determine the terms of options granted under the Amended Plan. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of the shares of common stock on the date of the option grant. Fair market value for this purpose shall be determined by the Administrator by reference to market quotations on the date of grant.

 The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Amended Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Options granted under the Amended Plan may be exercised for cash or, if permitted by the Administrator, by transfer to Anika Therapeutics (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Anika Therapeutics stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to Anika Therapeutics. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable by any individual in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

The number of options to be received under the Amended Plan by the Company’s named executive officers; current executive officers as a group; current directors who are not executive officers as a group; nominees elected as directors; associates of any such directors; executive officers or nominees; any person who could receive 5% of such options; and all employees, including current officers who are not executive officers, as a group is not determinable because grants of options under the Amended Plan is within the discretion of the Administrator.

Stock Appreciation Rights. The Administrator may award stock appreciation rights. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in such right times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, common stock, or a combination thereof, as determined by the Administrator. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock Awards. The Administrator may grant shares, at a purchase price determined by the Administrator, of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include achievement of pre-established performance goals and/or continued employment with Anika Therapeutics through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Anika Therapeutics through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, in its sole discretion, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award, subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code.

Cash-Based Awards.  The Administrator may grant cash bonuses under the Amended Plan.  The cash bonuses may be subject to achievement of certain performance goals (as summarized above).

Performance Share Awards. The Administrator may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of specified performance goals and such other conditions as the Administrator shall determine. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. The period during which performance is to be measured for such awards shall not be less than one year.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Amended Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Tax Withholding. Participants under the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of common stock having a value equal to the amount of such taxes.

Change of Control Provisions. The Amended Plan provides that upon the effectiveness of a “sale event” as defined in the Amended Plan, all outstanding awards will be assumed or continued by the successor entity, with appropriate adjustment in the awards to reflect the transaction. If there is a sale event in which the successor entity refuses to assume or continue outstanding awards, then subject to the consummation of the sale event, all awards with time-based vesting conditions will become fully vested and exercisable at the effective time of the sale event and all awards with performance-based vesting conditions may become vested and exercisable in the discretion of the Administrator. If awards are not assumed or continued after a sale event, then all such awards will terminate at the time of the sale event. In the event of the termination of stock options or stock appreciation rights in connection with a sale event, the Administrator may either make or provide for a cash payment to the holders of such awards equal to the difference between the per share transaction consideration and the exercise price of such awards or permit each holder to have period of time to exercise such awards prior to their termination.

Adjustments for Stock Dividends, Mergers, etc. The Amended Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Anika Therapeutics, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, the Amended Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. No outstanding stock option or stock appreciation right under the Amended Plan may be re-priced, by amendment or cancellation and re-grant, without the prior approval of the Company’s stockholders. To the extent required under the rules of NASDAQ, or other applicable laws, rules or requirements, any amendments that materially change the terms of the Amended Plan (such as amendments to increase the cost of the Amended Plan by increasing the number of shares reserved for issuance under the Amended Plan) will be subject to approval by our stockholders. To the extent required by the Code to ensure that options granted under the Amended Plan qualify as Incentive Options or that compensation earned under stock options granted under the Amended Plan qualify as performance-based compensation under the Code, Amended Plan amendments shall be subject to approval by our stockholders.

Effective Date of Amended Plan. The Board adopted the Amended Plan on April 11, 2013, and the Amended Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the Amended Plan until April 5, 2021. No other awards may be granted under the Amended Plan after the date that is 10 years from the date of stockholder approval. If the Amended Plan is not approved by stockholders, the Second Amended 2003 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, Anika Therapeutics cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012 under the Second Amended 2003 Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options and Stock Appreciation Rights		Restricted Stock, Performance Shares and Restricted Stock Units
Name and Position	Average Exercise Price	Number (#)	(1) Dollar Value ($)	Number (#)
Charles H. Sherwood, Ph.D., President and Chief Executive Officer	-	-	-	-
Kevin W. Quinlan, Former Chief Financial Officer	-	-	-	-
Frank Luppino, Chief Operating Officer	-	-	-	-
All current executive officers, as a group	-	-	-	-
All current directors who are not executive officers, as a group	-	-	$ 150,000	16,480
All current employees who are not executive officers, as a group	$ 12.06	194,000	-	-

(1) The amount shown in this column was calculated by multiplying the number of Restricted Stock Units by the fair market value on the date of grant.

Tax Aspects under the U.S. Internal Revenue Code

The following is a summary of the principal federal income tax consequences of transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer's particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for Anika Therapeutics for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (2) Anika Therapeutics will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. With respect to Non-Qualified Options under the Amended Plan, no income is realized by the optionee at the time the option is granted. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and Anika Therapeutics receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

 Other Awards. Anika Therapeutics generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Anika Therapeutics, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Anika Therapeutics' Deductions. As a result of Section 162(m) of the Code, Anika Therapeutics deduction for certain awards under the Amended Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1,000,000 in such taxable year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended Plan is structured to allow certain awards to qualify as performance-based compensation.

Vote Required

The affirmative vote of the holders of a majority of shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required to approve the amendment to the Anika Therapeutics, Inc. Second Amended and Restated 2003 Stock Option and Incentive Plan.

Board Recommendation

The Board of Directors believes that stock based awards can play an important role in the success of Anika Therapeutics by encouraging and enabling the officers and employees, non-employee directors and other key employees upon whose judgment, initiative and efforts Anika Therapeutics depends for the successful conduct of its business to acquire a proprietary interest in it. The Board of Directors anticipates that providing such persons with a direct stake in Anika Therapeutics' welfare will assure a closer identification of the interests of participants in the Amended Plan with those of Anika Therapeutics, thereby stimulating their efforts on its behalf and strengthening their desire to remain with it.

The Board of Directors believes that the proposed Amended Plan will help Anika Therapeutics achieve its goals by keeping its incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the Amended Plan is in the best interests of Anika Therapeutics and its stockholders and recommends that the stockholders approve the amendment to the Second Amended and Restated 2003 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE AMENDMENT TO THE SECOND AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning Anika Therapeutics’ equity compensation plan as of December 31, 2012:

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, stock appreciation rights, performance shares and restricted stock units(1)	Weighted Average exercise price of outstanding options, stock appreciation rights, performance shares and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,861,191	$ 8.25	763,145
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,861,191	$ 8.25	763,145

(1) Excludes 1,450 shares of unvested restricted stock awards as of December 31, 2012.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification because the Company values the views of its stockholders. In the event that stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and voting on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (“PwC”) has served as Anika Therapeutics’ principal independent auditor since 2002. A representative of PwC is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Fees Paid to Anika Therapeutics’ Principal Independent Auditor

The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two years:

Fee Category	2012	2011
Audit fees	$622,500	$598,500
Audit-related fees	-	-
Tax fees	28,825	44,900
All other fees	-	-
Total fees	$651,325	$643,400

For purposes of the preceding table:

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports of Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those years. Audit fees also include the audit of the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees consist of fees for tax compliance, tax advice and tax planning services for those years. Tax compliance services relate to review of original and amended tax returns, claims for refunds and tax payment-planning services. Tax studies, tax advice and tax planning services relate to miscellaneous items.

 In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Anika Therapeutics’ management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. The Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable. Since May 2003, each new engagement of PwC has been approved in advance by the Audit Committee.

PROPOSAL 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing Anika Therapeutics’ stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. Accordingly, the following resolution is submitted for a stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the stockholders of Anika Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

This vote is only advisory and will not be binding upon Anika Therapeutics or the Board of Directors. However, the Board of Directors values constructive dialogue on executive compensation and other important governance topics with Anika Therapeutics’ stockholders, and encourages all stockholders to vote their shares on this matter.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting and voting on the matter is required to approve this resolution. While this vote is required by law, it will neither be binding on Anika Therapeutics or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Anika Therapeutics or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF ANIKA THERAPEUTICS’ NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by Anika Therapeutics. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, telegraph and facsimile. Anika Therapeutics may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Anika Therapeutics on or before December 24, 2013 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be directed to: Secretary, Anika Therapeutics, Inc., 32 Wiggins Avenue, Bedford, Massachusetts 01730. A stockholder who wishes to present a proposal at the next Annual Meeting of Stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc. 32 Wiggins Avenue, Bedford, Massachusetts 01730. We must receive the proposal on or before March 24, 2014; provided, however, that such proposal shall not be required to be given more than 60 days prior to the Annual Meeting of Stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF ANIKA THERAPEUTICS’ ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2012, BY WRITING TO THE SECRETARY, ANIKA THERAPEUTICS, INC., 32 WIGGINS AVENUE, BEDFORD, MA 01730.

THIS PROXY STATEMENT, A FORM OF PROXY AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvote.com and http://www.anikatherapeutics.com/proxy2013.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS INDICATED IN THIS PROXY STATEMENT. YOUR PROXY IS REVOCABLE UP TO THE TIME SET FORTH IN THIS PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

Appendix A

AMENDMENT TO
ANIKA THERAPEUTICS, INC.
SECOND AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, Anika Therapeutics, Inc. (the “Company”) desires to amend the Company’s Second Amended and Restated 2003 Stock Option and Incentive Plan (the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 650,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and reduce the fungible share ratio (the “Plan Amendment”); and

WHEREAS, on April 11, 2013, subject to stockholder approval, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, in accordance with Section 18 of the Plan, the Plan is hereby amended as follows:

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,800,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 400,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 3,800,000 shares of the Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under this Section 3(a), as an Award of (i) one and nine-tenths (1.9) shares of Stock, with respect to full value Awards granted on or prior to June 18, 2013, or (ii) one and five-tenths (1.5) shares of Stock, with respect to full value Awards granted after June 18, 2013, for each such share of Stock actually subject to the Award.  The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under this Section 3(a), as an Award for one (1) share of Stock for each such share of Stock actually subject to the Award.  Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.”

2.
The Plan Amendment shall be effective upon approval of the stockholders of the Company at the June 18, 2013 Annual Meeting of Stockholders.  If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.

ANIKA THERAPEUTICS, INC.
Attn: SYLVIA CHEUNG
32 WIGGINS AVE.
BEDFORD, MA 01730

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Raymond J. Land 02 John C. Moran

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000177913_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

ANIKA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 18, 2013 11:30 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Proxy Statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Ms. Sylvia Cheung, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the 2013 Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the "Company") to be held at the Company's office, 32 Wiggins Avenue, Bedford, MA 01730 on Tuesday, June 18, 2013, at 11:30 a.m. local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company before the taking of the vote at the 2013 Annual Meeting, by properly casting a new vote via the Internet or Telephone at any time before the closure of the Internet or Telephone facilities, or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "for" the election of directors, "for" Items 2, 3 and 4, in each case, in accordance with the Board of Directors' recommendations, and voted in accordance with the discretion of the persons named as proxies on any other matters that may properly come before the annual meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000177913_2 R1.0.0.51160